UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1902 Reston Metro Plaza
Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 703 934-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ICFI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On October 30, 2025, ICF International, Inc. (the “Company”) announced its financial results for the third quarter ended September 30, 2025. The press release containing this announcement is attached hereto as Exhibit 99.1.

The information contained in this report, including Exhibit 99.1, is considered to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information in this report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The release contains forward-looking statements regarding the Company and includes a cautionary statement identifying important factors that could cause actual result to differ materially from those anticipated.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Executive Compensation Arrangements

The Company assessed the impact of the temporary shutdown of the U.S. Government on the federal government contract markets and its corresponding impact on the Company and employees. In consideration of the impact of such shutdown on our fellow employees and clients, John Wasson, as Chair, President and Chief Executive Officer recommended, the Board of Directors of the Company approved, and its named executive officers (including Mr. Wasson) have agreed, that it is appropriate to temporarily reduce the annual base salaries of the Company’s named executive officers by twenty percent (20%) during a period complying with applicable law and approximately equal to the length of the temporary shutdown.

These temporary base salary reductions for the Company’s named executive officers have been treated as a temporary pay cut, and the lost wages from that time period will not be paid.

Name	Title	Temporary Reduced Annual Base Salary Level
John Wasson	Chair, President and Chief Executive Officer	$ 831,251.20
Anne Choate	Executive Vice President, Group Leader	$ 428,000.00
Barry Broadus	Executive Vice President and Chief Financial Officer	$ 411,840.00
James Morgan	Executive Vice President and Chief Operating Officer	$ 527,924.72
Sergio Ostria	Executive Vice President	$ 390,604.13

Item 8.01 Other Events

On October 30, 2025, the Company's Board of Directors declared a quarterly dividend in an amount equal to $0.14 per share. This quarterly cash dividend will be paid on January 9, 2026, to stockholders of record as of the close of business on December 5, 2025.

The cash dividend policy and the payment of future cash dividends under that policy will be made at the discretion of the Company's Board of Directors and will depend on earnings, operating and financial conditions, capital requirements, and other factors deemed relevant by the Board, including the applicable requirements of the Delaware General Corporation Law and the best interests of the Company’s stockholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated October 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated October 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: October 30, 2025	By:	/s/ John Wasson
John Wasson
Chair, President, and Chief Executive Officer